Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1, of Arogo Capital Acquisition Corporation, of our report dated September 1, 2021 on our audit of the financial statements of Arogo Capital Acquisition Corporation as of June 30, 2021, and the related statements of operations, changes in stockholder’s equity and cash flows from June 9, 2021 (inception) through June 30, 2021, and the reference to us under the caption “Experts.”

Ocean, New Jersey

September 3, 2021